                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               LIQUID AUDIO, INC.
             -----------------------------------------------------
              (Name of Registrant as Specified In Its Certificate)

             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                               LIQUID AUDIO, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 9, 2000

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Liquid Audio, Inc., a Delaware corporation, will be held on Friday, June 9, 2000 at 10:00 a.m., local time, at the offices of the company, 2221 Broadway, Redwood City, California 94063, for the following purposes:

     1. To elect one (1) Class I director for a term of three (3) years and until his successor is duly elected and qualified;

     2. To ratify the appointment by our board of directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                        By order of the board of directors of
                                         Liquid Audio, Inc.


                                          /s/ Gary J. Iwatani
                                          -------------------------------------
                                          Gary J. Iwatani
                                          Senior Vice President and Chief
                                           Financial Officer

Redwood City, California
May 10, 2000

                               LIQUID AUDIO, INC.

                                PROXY STATEMENT

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed Proxy is solicited on behalf of Liquid Audio, Inc. for use at our Annual Meeting of Stockholders to be held on Friday, June 9, 2000 at 10:00 a.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our Annual Meeting will be held at our headquarters, Liquid Audio, Inc., 2221 Broadway, Redwood City, California 94063. Our telephone number at that location is (650) 549-2000.

   These proxy solicitation materials were mailed on or about May 10, 2000 to all stockholders entitled to vote at our Annual Meeting.

RECORD DATE; OUTSTANDING SHARES

   Stockholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the Annual Meeting. As of April 14, 2000, 22,028,895 shares of our common stock, $0.001 par value, were issued and outstanding. The closing price of our common stock on April 14, 2000, as reported by Nasdaq, was $12.00 per share.

REVOCABILITY OF PROXIES

   Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us or our transfer agent a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

   The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Proposals of our stockholders which are intended to be presented by such stockholders at our next Annual Meeting of Stockholders to be held in 2001 must be received by us no later than January 10, 2001 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

   Our Bylaws establish an advance notice procedure for proposals to be brought by stockholders before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide timely notice as provided above, and the notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Liquid Audio, Inc., 2221 Broadway, Redwood City, California 94063.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to us in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than January 10, 2001. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on April 14, 2000. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote, or votes cast, at our Annual Meeting with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore be counted only for purposes of determining the presence or absence of a quorum and will not be considered votes cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

FISCAL YEAR END

   Our fiscal year ends on December 31. Our last fiscal year ended on December 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's officers and directors, and persons who own more than 10% of a registered class of the company's equity securities, to file certain reports regarding ownership of, and transactions in, the company's securities with the Securities and Exchange Commission (the "SEC") and with Nasdaq. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the company with copies of all Section 16(a) forms that they file.

   Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the company pursuant to Rule 16(a)-(e) and Forms 5 and amendments thereto furnished to the company with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were applicable to the company's officers, directors and 10% stockholders were complied with, except a late filing of a Form 4 by Sanford R. Climan, resulting in one purchase transaction not being reported on time, a late filing of a Form 4 by Silvia Kessel, resulting in one purchase transaction not being reported on time, a late filing of a Form 4 by Eric Robison resulting in one purchase transaction not being reported on time, a failure to file a From 5 by Leon Rishniw, resulting in one option grant not being reported, and a failure to file a Form 3 by James Lynch III, resulting in one option grant not being reported.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

   Our board of directors is currently comprised of five directors who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEE FOR CLASS I DIRECTOR

   One Class I director is to be elected at the Annual Meeting for a three-year term ending in 2003. Our board of directors has nominated SANFORD R. CLIMAN for re-election as a Class I director. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote Proxies received by them for the re-election of Mr. Climan. We expect that Mr. Climan will accept such nomination; however, in the event that the nominee is unable to or declines to serve as a director at the time of the Annual Meeting, Proxies will be voted for a substitute nominee designated by our present board of directors. The term of office of each person elected as a director will continue until such director's term expires in 2003 or until such director's successor has been elected and qualified.

INFORMATION REGARDING NOMINEE AND OTHER DIRECTORS

   Set forth below is certain information regarding the nominee for Class I director and each of our other directors whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                                                     Director
        Name         Age            Principal Occupation              Since
        ----         ---            --------------------             --------
 Class I Director

                         Managing Director, Entertainment Media
 Sanford R. Climan..  44 Ventures                                      1999

 Class II Directors

 Silvia Kessel......  48 Executive Vice President, Chief Financial     1998
                         Officer and Treasurer, Metromedia
                         International Group, Inc.

                         General Partner of Hummer Winblad Venture
 Ann Winblad........  49 Partners                                      1996

 Class III Directors

                         President and Chief Executive Officer of
 Gerald W. Kearby...  52 Liquid Audio, Inc.                            1996

 Philip R. Wiser....  33 Senior Vice President of Engineering and      1996
                         Chief Technical Officer of Liquid Audio,
                         Inc.

            NOMINEE FOR CLASS I DIRECTOR FOR A TERM EXPIRING IN 2003

   Mr. Climan has served as one of our directors since April 1999. Since May 1999, Mr. Climan has been Managing Director of Entertainment Media Ventures, a Los Angeles-based venture capital fund focused on investment in the areas of technology and media. From October 1995, through May 1997, Mr. Climan was Executive Vice President and President of Worldwide Business Development for Universal Studios, Inc. From June 1997, through February 1999, and from June 1986, to September 1995, Mr. Climan was a member of the senior management team at Creative Artists Agency, a leading talent and literary representation firm. Mr. Climan also serves as a director of Equity Marketing Inc., a provider of custom promotional programs, Sunterra Corporation, a developer and operator of vacation ownership resorts, and a number of private companies. Mr. Climan received his B.A. from Harvard College, a Master of Science in Health Policy and Management from the Harvard School of Public Health and his M.B.A. from Harvard Business School.

            INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2001

   Ms. Kessel has served as one of our directors since October 1998. Since November 1995, Ms. Kessel has held several positions at Metromedia International Group, Inc., a global communications and media company, including Executive Vice President, Chief Financial Officer and Treasurer. From January 1993 to June 1997, Ms. Kessel was Executive Vice President and a director of Orion Pictures Corporation, a movie production company. Since January 1994, Ms. Kessel has served as Senior Vice President of Metromedia Company, a privately-held partnership. Ms. Kessel has also served as President of Kluge & Company, a privately-held company, for over five years. Ms. Kessel is currently a director and Executive Vice President of Metromedia Fiber Network, Inc., a fiber optic network provider, and Big City Radio, Inc., an owner and operator of radio station combinations in New York City, Chicago and Los Angeles. Ms. Kessel received an M.B.A. in finance from Columbia University.

   Ms. Winblad has served as one of our directors since May 1996. Ms. Winblad has been a general partner of Hummer Winblad Venture Partners, a venture capital investment firm, since 1989. She is a member of the board of trustees of the University of St. Thomas and is an advisor to numerous entrepreneurial groups such as the Software Development Forum, the Stanford/MIT Venture Forum and the Massachusetts Computer Software Council, Software Industry Business Practices. Ms. Winblad also serves on the boards of directors of Net Perceptions Inc., a developer and supplier of realtime recommendation technology for the Internet, The Knot, Inc., an Internet-based wedding services company, and several private companies. Ms. Winblad holds a B.S. in mathematics and business administration from the College of Saint Catherine and an M.A. in education with an economics focus from the University of St. Thomas.

            INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2002

   Mr. Kearby co-founded Liquid Audio in January 1996. Since January 1996, Mr. Kearby has served as our President and Chief Executive Officer and one of our directors. From June 1995 to December 1995, Mr. Kearby was co-founder and Chief Executive Officer of Integrated Media Systems, a manufacturer of computer-based professional audio equipment. From January 1989 until June 1995, Mr. Kearby served as Vice President of Sales and Marketing at Studer Editech Corporation, a professional audio recording equipment company. Mr. Kearby holds a B.A. in broadcast management and audio engineering from San Francisco State University.

   Mr. Wiser co-founded Liquid Audio in January 1996. Since July 1999, Mr. Wiser has served as our Senior Vice President of Engineering and Chief Technical Officer. From May 1996 to July 1999, Mr. Wiser served as our Vice President of Engineering and from November 1998 to July 1999 as our Chief Technical Officer. Since June 1996, he has also served as one of our directors. From July 1995 to May 1996, Mr. Wiser served as a senior software engineer, directing audio compression work at Chromatic Research, a multimedia semiconductor device company. From October 1994 to July 1995, Mr. Wiser was a senior software engineer and the director of digital signal processing research for Studer Editech Corporation. From June 1994 to October 1994, Mr. Wiser was a software engineer for Sonic Solutions, a developer of digital media tools.
Mr. Wiser holds a B.S. in electrical engineering from the University of Maryland, College Park and an M.S. in electrical engineering from Stanford University.

   There are no family relationships among any of the company's directors or executive officers.

BOARD MEETINGS AND COMMITTEES

   Our board of directors held a total of seven meetings during 1999. During 1999, no director, except for Eric P. Robison who resigned from the board of directors effective April 26, 2000, attended fewer than 75% of the meetings of our board of directors or the meetings of committees, if any, upon which such director served. Certain matters approved by our board of directors were approved by unanimous written consent.

   The audit committee of our board of directors currently consists of Silvia Kessel and Ann Winblad. Our audit committee reviews our annual audit and meets with our independent auditors to review our internal accounting procedures and financial management practices. Our audit committee held a total of three meetings during 1999.

   The compensation committee of our board of directors currently is composed of Sanford R. Climan and Ann Winblad. Our compensation committee reviews and recommends the compensation and benefits of all of our executive officers, administers our stock and option plans and establishes and reviews general policies relating to compensation and benefits of our employees. Our compensation committee held a total of one meeting during 1999.

   Our board of directors does not have a nominating committee or any committee performing such function.

DIRECTOR COMPENSATION

   Our directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings of our board of directors. In addition, in the past, we have granted certain of our directors stock options for their service on our board. We plan to implement a compensation package for our board members which will likely include cash fees for their services. In addition, our directors are eligible to receive discretionary option grants pursuant to our 1996 Equity Incentive Plan, and our employee directors are also eligible to participate in our 1999 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of our compensation committee is currently or has been, at any time since our formation as a company, one of our officers or employees. None of our executive officers: (i) has served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our compensation committee;
(ii) has served as a director of another entity, one of whose executive officers served on our compensation committee; or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

REQUIRED VOTE

   If a quorum is present and voting, the one (1) nominee for director receiving the highest number of votes will be elected to our board of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See "INFORMATION CONCERNING SOLICITATION AND VOTING--QUORUM; ABSTENTIONS; BROKER NON-VOTES."

                OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           THE NOMINEE LISTED ABOVE.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Our board of directors has selected PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for our fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited our financial statements since 1996. Our board of directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, our board of directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at our Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

   Although stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since our board of directors has the responsibility for selecting auditors, our board of directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at our Annual Meeting. In the event that our stockholders do not approve the selection of PricewaterhouseCoopers LLP, our board of directors will reconsider its selection.

                 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
    THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR
                 INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                               OTHER INFORMATION

Executive Officers

   In addition to Messrs. Kearby and Wiser, the following persons are executive officers of the company:


Name                     Age Position
----                     --- --------
Robert G. Flynn.........  46 Senior Vice President of Business Development and Secretary

Gary J. Iwatani.........  37 Senior Vice President and Chief Financial Officer

Richard W. Wingate......  48 Senior Vice President of Content Development and Label Relations

James Lynch III.........  37 Vice President of Information Technology

Kevin M. Malone.........  34 Vice President of Sales

Mathieu "Charly"
 Prevost................  51 Vice President of Promotions

Andrea Cook Fleming.....  33 Vice President of Corporate Marketing

Heather Furmidge........  46 Vice President of Internet Business

Leon Rishniw............  34 Vice President of Engineering

Paul Melnychuck.........  40 Vice President of Sales and Business Development

--------

   Mr. Flynn co-founded Liquid Audio in January 1996. Since July 1999, Mr. Flynn has served as our Senior Vice President of Business Development and Secretary. From January 1996 to July 1999, Mr. Flynn served as our Vice President of Business Development and Secretary. Mr. Flynn also served as our Chief Financial Officer from January 1996 to August 1997 and as one of our directors from January 1996 to June 1996. From March 1987 until November 1995, Mr. Flynn served as a general partner of Entertainment Media Venture Partners I, L.P., an institutional venture capital fund investing in the entertainment, media and communications technology industries. During this time, Mr. Flynn also served on the board of directors of Integrated Media Systems. Mr. Flynn holds a B.A. in English from Stanford University and an M.B.A. from UCLA.

   Mr. Iwatani has served as our Senior Vice President since July 1999 and as our Chief Financial Officer since August 1997. From May 1995 to April 1997, Mr. Iwatani was the Chief Financial Officer of Berkeley Systems, Inc., a developer and marketer of multimedia entertainment consumer software. From May 1991 to March 1995, Mr. Iwatani served as Director of Finance and Operations at Insignia Solutions, Inc., a utility software company. Mr. Iwatani holds a B.S. in accounting from Santa Clara University, as well as a C.P.A. from the State of California.

   Mr. Wingate has served as our Senior Vice President of Content Development and Label Relations since November 1999 and as our Vice President of Content Development and Label Relations since August 1998. Mr. Wingate operated his own new media marketing consulting company, Wingate Marketing, from July 1996 until June 1998. From August 1997 to June 1998, Mr. Wingate was also a private music industry consultant. From June 1994 to July 1996, Mr. Wingate was Senior Vice President, Marketing for Arista Records Incorporated, a music recording company. Prior to June 1994, Mr. Wingate held several senior management positions with major music industry record labels, including Polygram, Inc. and Columbia Records. Mr. Wingate holds a B.A. in communications from Brown University.

   Mr. Lynch has served as our Vice President of Information Technology since November 1999. From August 1997 to November 1999, Mr. Lynch was Manager of Integration Services at Wells Fargo & Company, a banking institution. From November 1996 to August 1997, Mr. Lynch was an Internet development consultant, providing services to several companies, including Internet service providers. Prior to November 1996, Mr. Lynch owned Business Link Communications, a prepress company, and worked as a music journalist and artist manager. Mr. Lynch holds a B.A. in English from Columbia University.

   Mr. Malone has served as our Vice President of Sales since February 1998. From June 1997 to February 1998, Mr. Malone was our Director, International Sales. From May 1993 to June 1997, Mr. Malone held a variety of positions at Silicon Graphics, Inc., a manufacturer of work stations, servers and supercomputing systems, including Manager, Strategic Marketing, Operations Manager, Portugal and International Business Development Manager. Mr. Malone holds a B.S. in business administration from the University of Arizona and an M.B.A. in international business studies from the University of South Carolina.

   Mr. Prevost has served as our Vice President of Promotions since December 1998. From April 1996 to November 1998, Mr. Prevost was Vice President, Retail at The Album Network, a media company trade journal. Prior to April 1996, Mr. Prevost was president of his own company, the Charly Prevost Company, a multimedia management company. Mr. Prevost has also held several senior management positions within the music recording industry, including president of Island Records.

   Ms. Fleming has served as our Vice President of Corporate Marketing since June 1999. From February 1999 to June 1999, Ms. Fleming was our Director of Corporate Marketing. From December 1995 to February 1999, Ms. Fleming served as Public Relations Director at Netscape Communications Corporation, an Internet services provider. From June 1994 to December 1995, Ms. Fleming was a Corporate Public Relations Manager for Microsoft Corporation, a software company. Ms. Fleming holds a B.A. in English from Stanford University.

   Ms. Furmidge has served as our Vice President of Internet Business since June 1999. From January 1999 to June 1999, Ms. Furmidge was an Executive Producer for ZD TV LLC, an Internet cable channel integrating television and Internet programming. From June 1997 to January 1999, Ms. Furmidge was an Executive Producer for Netscape Communications Corporation. From December 1995 to June 1997, Ms. Furmidge served as a Senior Producer for Netscape Communications Corporation. Prior to December 1995, Ms. Furmidge served as an Engineering Project Manager for Apple Computer, Inc., a software company. Ms. Furmidge holds a B.A. in international relations from Stanford University and an M.B.A. in telecommunications from the University of San Francisco.

   Mr. Rishniw has served as our Vice President of Engineering since October 1999. He was originally employed by us as a software engineer in August 1996, became one of our Development Managers in January 1997 and Director of Engineering in November 1998. From May 1995 until August 1996, Mr. Rishniw served as a senior software engineer for Studer Editech, a professional audio recording equipment company. From August 1994 until May 1995, Mr. Rishniw served as a software engineer for Signal Stream Technology, a medical imaging technology provider. Mr. Rishniw holds a B.S. in engineering from Melbourne Institute of Technology.

   Mr. Melnychuck has served as our Vice President of Sales and Business Development since February 2000. From March 1998 until February 2000, Mr. Melnychuck served as a Director of Corporate Marketing and Communications for Digidesign, a division of Avid Technology, Inc., a manufacturer of digital audio workstations. Prior to March 1998, Mr. Melnychuck held several positions with Eastman Kodak Company, a manufacturer of photographic and digital media equipment, including Director of New Business Development for Entertainment Imaging and Senior Vice President and General Manager of Kodak Recording Products, FPC Inc., a Kodak Company. Mr. Melnychuck holds a B.S. in Chemistry and an M.S. in Imaging Science from Rochester Institute of Technology, and an M.S. in Electrical Engineering from National Technological University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table presents information with respect to beneficial ownership of our common stock as of April 14, 2000 by:

  . each person known by us who beneficially owns more than 5% of the common stock;

  . each of our executive officers;

  . each of our directors; and

  . all executive officers and directors as a group.

   Except as otherwise noted, the address of each 5% stockholder listed in the table is c/o Liquid Audio, Inc., 2221 Broadway, Redwood City, CA 94063. The table includes all shares of common stock issuable within 60 days of April 14, 2000 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 22,028,895 shares of common stock outstanding as of April 14, 2000, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

                                                                  Shares
                                                               Beneficially
                                                                   Owned
                                                             -----------------
Name of Beneficial Owner                                      Number   Percent
------------------------                                     --------- -------
Intel Corporation........................................... 2,515,708  11.4
 2200 Mission College Boulevard
 Santa Clara, CA 95052

Gerald W. Kearby............................................   844,100   3.8

Philip R. Wiser.............................................   748,467   3.4

Robert G. Flynn.............................................   675,000   3.1

Gary J. Iwatani(1)..........................................   170,000     *

Kevin M. Malone(2)..........................................   100,000     *

Richard W. Wingate(3).......................................   101,000     *

Heather Furmidge(4).........................................    95,000     *

Andrea Cook Fleming(5)......................................    85,000     *

Leon Rishniw(6).............................................    79,500     *

Mathieu Prevost(7)..........................................    65,000     *

James Lynch III(8)..........................................    85,500     *

Paul Melnychuck(9)..........................................    85,310     *

Ann Winblad(10).............................................   340,738   1.5

Eric P. Robison(11).........................................   999,803   4.5

Silvia Kessel(12)...........................................   880,978   4.0

Sanford R. Climan(13).......................................    26,700     *

All executive officers and directors as a group (16
 persons)(14)............................................... 5,382,096  23.6

--------
 (1) Consists of 170,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 14, 2000.
 (2) Includes 60,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 14, 2000.
 (3) Includes 83,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 14, 2000.
 (4) Consists of 95,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 2000.
 (5) Consists of 85,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 2000.
 (6) Includes 50,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 2000.
 (7) Consists of 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 14, 2000.
 (8) Includes 85,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 14, 2000.
 (9) Includes 85,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 2000.
(10) Includes 80,943 shares of common stock owned by Hummer Winblad Venture Partners II, L.P. and 488 shares of common stock owned by Hummer Winblad Technology Fund II, L.P. (collectively, the "Hummer Winblad Funds"). Ann Winblad is a general partner of Hummer Winblad Equity Partners II, L.P. ("HWII"), the general partner of each of the Hummer Winblad Funds. Consequently, Ms. Winblad may be deemed to beneficially own all of the shares held by the Hummer Winblad Funds. Ms. Winblad disclaims beneficial ownership of such shares, except to the extent of her respective pecuniary interest therein.
(10) Paul Allen is the sole shareholder of Vulcan Ventures, Inc. and the beneficial owner of the shares held by Vulcan Ventures, Inc. Mr. Robison, one of our directors on April 14, 2000, is a business development associate of Vulcan Ventures, Inc. Mr. Robison possesses no investment or voting power over and disclaims beneficial ownership of the shares held by Vulcan Ventures, Inc. Mr. Robison holds 1,000 shares of common stock in his own name. Mr. Robison resigned as one of our directors effective as of April 26, 2000.
(11) Ms. Kessel, one of our directors, is Senior Vice President of Metromedia Company. Ms. Kessel disclaims beneficial ownership of shares held by Metromedia Company. Ms. Kessel holds 1,500 shares of common stock in her own name.
(12) Includes 20,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 2000.
(13) Includes 798,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 2000.

* Does not exceed 1%.

                             EXECUTIVE COMPENSATION

   The following table sets forth the total compensation received for services rendered to us during 1999 by our Chief Executive Officer and our four other most highly compensated executive officers who received salary and bonus in 1999 in excess of $100,000 (Named Executive Officers).

                                                                  Annual
                                                               Compensation
                                                             -----------------
                Name and Principal Position                   Salary   Bonus
                ---------------------------                  -------- --------
Gerald W. Kearby, President and Chief Executive Officer..... $167,692 $100,000

Robert G. Flynn, Senior Vice President of Business
 Development................................................ $136,154 $ 75,000

Philip R. Wiser, Senior Vice President of Engineering and
 Chief Technical Officer.................................... $136,154 $ 75,000

Gary J. Iwatani, Senior Vice President and Chief Financial
 Officer.................................................... $136,154 $ 75,000

Richard W. Wingate, Senior Vice President of Content
 Development
 and Label Relations........................................ $179,099 $ 75,000


   We granted stock options to certain Named Executive Officers during 1999. We have never granted any stock appreciation rights.

Option Grants in Last Fiscal Year

   The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 1999. All such options were awarded under our 1996 Equity Incentive Plan.

                                      Individual Grants
                         --------------------------------------------
                                                                           Potential
                                                                      Realizable Value at
                                                                        Assumed Annual
                                                                        Rates of Stock
                                                                      Price Appreciation
                                                                      for Options Term(4)
                                                                      -------------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying    Granted
                          Options     in Fiscal   Exercise Expiration
          Name           Granted(1)    1999(2)    Price(3)    Date       5%       10%
          ----           ---------- ------------- -------- ---------- -------- --------
Gerald W. Kearby........      --         --           --        --         --       --

Robert G. Flynn.........      --         --           --        --         --       --

Philip R. Wiser.........      --         --           --        --         --       --

Gary J. Iwatani.........   50,000        4.8%      $11.00    7/7/09   $345,892 $876,558

Richard W. Wingate......   25,000        2.4        11.00    7/7/09    172,946  438,279

--------
(1) Options were granted under our 1996 Equity Incentive Plan and generally vest over four years from the date of grant.
(2) Based on an aggregate of 1,043,500 options granted by us in the year ended December 31, 1999 to our employees, directors and consultants, including the Named Executive Officers.
(3) Options were granted at an exercise price equal to the fair market value per share of common stock on the grant date, as determined by our board of directors according to the provisions of the 1996 Equity Incentive Plan.
(4) The potential realizable value is calculated based on the term of the option at its time of grant, or 10 years. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10% compounded annually.

   These amounts do not represent our estimate of future stock price performance. Actual realizable values, if any, of stock options will depend on the future performance of the common stock.

Fiscal Year End Option Values

   The following table provides summary information concerning stock options held as of December 31, 1999 by each of the Named Executive Officers. Two of these officers exercised options in 1999.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal Year-   In-the-Money Options at
                                                            End               Fiscal Year-End(1)
                                                 ------------------------- -------------------------
                           Shares
                         Acquired on    Value
          Name            Exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Gerald W. Kearby........      --            --         --         --              --        --

Robert G. Flynn.........      --            --         --         --              --        --

Philip R. Wiser.........      --            --         --         --              --        --

Gary J. Iwatani.........   30,000    $1,021,700    170,000        --       $3,889,300       --

Richard Wingate.........   22,500       474,375     88,500        --        1,952,875       --

--------
(1) The value of unexercised in-the-money options at fiscal year-end is based on a price per share of $26.25 less the exercise price.

                             CERTAIN TRANSACTIONS

   Since our inception in January 1996, we have never been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have an interest, other than as described under "Security Ownership of Certain Beneficial Owners and Management" and the transactions described below.

   Gerald W. Kearby, Philip R. Wiser and Robert G. Flynn, all current executive officers, were involved in our founding and organization and may be considered as our promoters. Following our inception in January 1996, we issued 937,500 shares of common stock to Mr. Kearby, 843,750 shares of common stock to Mr. Wiser and 750,000 shares of common stock to Mr. Flynn. Mr. Kearby, Mr. Wiser and Mr. Flynn each contributed a nominal amount of capital for our initial capitalization.

   From May to July 1996, we sold an aggregate of 3,049,989 shares of Series A preferred stock to certain investors at a purchase price of $0.656 per share. In May 1997, we sold an aggregate of 3,186,888 shares of Series B preferred stock to certain investors at a purchase price of $1.96 per share. In July and September 1998, we sold an aggregate of 3,507,322 shares of Series C preferred stock to certain investors at a purchase price of $6.14 per share. The shares of Series A, Series B and Series C preferred stock automatically converted into 9,744,199 shares of common stock upon the closing of our initial public offering.

   The investors in the preferred stock included the following entities, which are 5% stockholders or are affiliated with our directors:

                                      Shares of
                                      Series A     Shares of       Shares of
                                      Preferred    Series B        Series C
              Investor                  Stock   Preferred Stock Preferred Stock
              --------                --------- --------------- ---------------
Entities Affiliated with Directors:
  Entities affiliated with Ann
   Winblad(1)........................ 1,829,272     788,928           81,431
    (Entities affiliated with Hummer
     Winblad Venture Partners)(2)
  Entity affiliated with Silvia
   Kessel(1).........................       --          --           977,198
    (Metromedia Company)

Other 5% Stockholders:
  Intel Corporation..................   763,398     612,245        1,140,065

--------
(1) Ann Winblad and Silvia Kessel are each members of our board of directors. Ms. Winblad is a general partner of Hummer Winblad Venture Partners. Ms. Kessel is a Senior Vice President of Metromedia Company.
(2) Hummer Winblad Venture Partners II, L.P. purchased 1,756,098 shares of Series A preferred stock, 757,370 shares of Series B preferred stock and 80,943 shares of Series C preferred stock. Hummer Winblad Technology Fund II, L.P. purchased 62,198 shares of Series A preferred stock and 26,825 shares of Series B preferred stock. Hummer Winblad Technology Fund II, L.P. purchased 10,976 shares of Series A preferred stock, 4,733 shares of Series B preferred stock and 488 shares of Series C preferred stock.

   In the past, we have granted options to our executive officers and directors. We intend to grant options to our officers and directors in the future. See "PROPOSAL ONE DIRECTOR COMPENSATION" and "EXECUTIVE COMPENSATION-- Option Grants in Last Fiscal Year."

   We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to execute such agreements with our future directors and executive officers.

   All of our securities referenced above were purchased or sold at prices equal to the fair market value of such securities, as determined by our board of directors, on the date of issuance.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The compensation committee of the board of directors establishes the general compensation policies of the company as well as the compensation plans and specific compensation levels for executive officers. It also administers the company's employee stock benefit plan for executive officers. The compensation committee is currently composed of independent, non-employee directors who, except as disclosed under "Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

   The compensation committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (each, an "Executive Officer" and collectively, the "Executive Officers"), should be influenced by the company's performance. The compensation committee establishes the salaries and bonuses of all of the Executive Officers by considering: (i) the company's financial performance for the past year; (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility; (iii) the salaries and bonuses of Executive Officers in similar positions of comparably-sized companies; and (iv) the relationship between revenue and Executive Officer compensation. The committee believes that the company's Executive Officer salaries and bonuses in 1999 were comparable in the industry for similarly-sized businesses.

   In addition to salary and bonus, the compensation committee, from time to time, grants options to Executive Officers. The compensation committee views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the company's stock price, the compensation committee believes that options motivate Executive Officers to manage the company in a manner which will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the company's long-term growth and profitability.

                                          Compensation Committee of the Board
                                           of Directors

                                          Sanford R. Climan
                                          Ann Winblad

   THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. and a group of peer issuers selected in good faith and comprised of CDnow, Inc. (CDNW); EMusic.com, Inc. (EMUS); Intertrust Technologies Corporation (ITRU); Launch Media, Inc. (LAUN); MP3.com, Inc. (MPPP); Musicmaker.com, Inc. (HITS); Preview Systems, Inc. (PRVW) and RealNetworks, Inc. (RNWK). The graph assumes that $100 was invested on July 8, 1999, the date of our initial public offering, in our common stock, the Nasdaq Stock Market Index-U.S. and the peer group, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN* AMONG LIQUID AUDIO, THE NASDAQ
                   STOCK MARKET (U.S.) INDEX AND A PEER GROUP
                            [PERFORMANCE GRAPH HERE]

* $100 INVESTED ON 7/9/99 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                            7/9/99  9/99  12/99
LIQUID AUDIO                100.00 246.67 175.00
PEER GROUP                  100.00  97.70 119.64
NASDAQ STOCK MARKET (U.S.)  100.00  98.37 141.96

   THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

   The board of directors does not know of any other matters to be presented at our Annual Meeting. If any other matters properly come before our Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Redwood City, California
Dated: May 10, 2000

PROXY                           LIQUID AUDIO, INC.                        PROXY

                Annual Meeting of Stockholders - June 9, 2000

                     THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF LIQUID AUDIO, INC.

     The undersigned stockholder of Liquid Audio, Inc., a Delaware Corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 2000, and the 1999 Annual Report to Stockholders, and appoints Gerald W. Kearby and Gary J. Iwatani, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2000 Annual Meeting of Stockholders of the company to be held on Friday, June 9, 2000 at 10:00 a.m. (local time) at the offices of Liquid Audio, Inc., 221 Broadway, Redwood City, California 94063, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

                     TO ASSURE YOUR REPRESENTATION AT THE
                     ANNUAL MEETING, PLEASE MARK, SIGN AND
                              DATE THIS PROXY AND
                           RETURN IT PROMPTLY IN THE
                              ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                   LIQUID AUDIO, INC.
                                                                                                                    Please mark  [X]
                                                                                                                    your vote
                                                                                                                    as indicated
1. The election of the                         2.  To ratify  the appointment of                FOR     AGAINST     ABSTAIN
   following person as Class I                     PricewaterhouseCoopers LLP as                [_]       [_]         [_]
   director of Liquid Audio, Inc.,                 independent auditors for Liquid
   to serve for a term of three                    Audio, Inc. for the fiscal year
   years and until his successor                   ending December 31, 2000
   shall  be duly elected and qualified
                                               3.  To vote or otherwise represent the           [_]       [_]         [_]
                                                   shares on any other business which may
   Nominee:  Stanford R. Climan                    properly come before the meeting or any
                                                   adjournment thereof, according to their
                                                   discretion and in their discretion
                                                                                                YES                   NO
                                                   I plan to attend the meeting                 [_]                   [_]

                                                   The shares represent by this Proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this
                                                   Proxy will be voted for each of the above persons and proposals, and for or against such other matters a may properly come before the meeting as the
                                                   Proxyholders deem advisable.

Signature(s)  _________________________________ (Title, if appropriate) ________________________________ Dated:  ____________, 2000

Sign exactly as your name(s) appears on stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated Executors, administrators, trustees, etc., are requested to so indicated when signing, if stock registered in two names, both should sign.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE